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                                                                   EXHIBIT 10.12

                             AVATECH SOLUTIONS, INC.

                             STOCKHOLDERS' AGREEMENT

         THIS STOCKHOLDERS' AGREEMENT (the "Agreement") is made as of the first day of April, 1998, by and among those shareholders whose names are set forth as signatories to this Agreement (collectively referred to hereinafter as the "Stockholders"), and AVATECH SOLUTIONS, INC., a Delaware corporation (the "Corporation" or "Avatech").

                              EXPLANATORY STATEMENT

         A. The parties hereto believe that it is desirable and in their mutual best interests to control the ownership of the Common Stock and that the execution of this Agreement will help facilitate the continuous, harmonious and effective management of the affairs, policies, and operations of the Corporation.

         B. It is the intention of the parties, by executing this Agreement, to restrict the transfer of all shares of Common Stock and to provide a market for the sale of Common Stock shares upon the occurrence of certain events as provided herein.

         C. Certain of the Stockholders, as listed in ATTACHMENT A attached hereto and incorporated by reference herein, are employees of the Corporation. The Corporation recognizes that the loss of the services of any employed Stockholder would constitute a serious impairment to the effective conduct of the Corporation's business, and hopes that by executing this Agreement, each employed Stockholder will be induced to remain in the Corporation's employ.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the matters set forth in this Explanatory Statement and the mutual covenants, promises, agreements, representations and warranties of the parties hereto, the parties hereto do hereby covenant, promise, agree, represent, and warrant as follows:

         1. DEFINITIONS. Capitalized words and phrases used in this Agreement have the following meanings:

                  1.1. "Accountants" means the independent certified public accountants examining or reviewing the books and accounts of the Corporation at the relevant time; if there be none, then the independent certified public accountants who last performed such services for the Corporation.

                  1.2. "Act" means the Securities Act of 1933, as amended.
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                  1.3. "Agreed Value" means the per share dollar amount last established by the Board of Directors of Avatech for purposes of the 1998 Employee Stock Purchase Plan ("ESPP"). Notwithstanding anything contained in this Agreement to the contrary, if the date of the most recent determination of Agreed Value is more than eighteen (18) months prior to the date on which the death of the Decedent (as such term is defined below) occurred, the Disability occurred, the Transfer Notice was received, the Involuntary Transfer Notice was received, or the Termination occurred, Agreed Value shall be determined by the Board of Directors, or, if the Board of Directors so chooses, by a valuator retained by the Corporation. Notwithstanding anything contained in this Agreement to the contrary, if the shares were purchased by an employee pursuant to the ESPP within six (6) months of the date on which the death of the Decedent (as such term is defined below) occurred, the Disability occurred, the Transfer Notice was received, or the Involuntary Transfer Notice was received, or the Termination occurred, Agreed Value shall be the ESPP Value.

                  1.4. "Agreement" means this Stockholders' Agreement, as amended from time to time.

                  1.5. "Book Value" means the dollar amount value, computed on the accrual basis of accounting, and in accordance with generally accepted accounting principles, of the net aggregate stockholders' equity of the Corporation, divided by the total number of shares of Common Stock outstanding on the date of the computation (as hereinafter provided). Notwithstanding anything contained in this Agreement to the contrary, the computation of Book Value shall be subject to the following provisions:

                           1.5.1. In no event shall the determination of Book Value include any proceeds, collected or collectible by the Corporation, under any policy or policies of life or disability insurance insuring the life or disability of a Stockholder as a result of the death or disability of a Stockholder.

                           1.5.2. No additional allowance of any kind shall be made for the goodwill, trade names or any other intangible asset or asses (the "Intangible Assets") of the Corporation other than the aggregate dollar amount for any of such Intangible Assets appearing on the most recent balance sheet of the Corporation prior to the date set forth in Section 1.5.3 for determining Book Value.

                           1.5.3. Book Value shall be computed and determined as of the end of the last full year immediately preceding the year in which either the death of the Decedent occurred, the Disability occurred, the Transfer Notice was received, the Involuntary Transfer Notice was received, or the Termination occurred.

                           1.5.4. In no event shall any reserve for contingent liabilities, in excess of the amount of such reserve appearing on the most recent balance sheet of the Corporation prior to the date set forth in Section 1.5.3 for determining Book Value, be treated as a liability for purposes of determining Book Value.

                           1.5.5. In no event shall any adjustment be made to Book Value as a

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         result of any event occurring subsequent to the valuation date set forth in Section 1.5.3, whether or not that event constitutes an adjustment to the federal or state income tax liability of the Corporation.

                           1.5.6. Book Value shall be determined by the Accountants. The determination by the Accountants shall, for purposes of this Agreement, be final, conclusive and binding upon each of the parties hereto.

                           1.5.7. Anything contained in this Agreement to the contrary notwithstanding, Book Value shall be calculated for the purposes of this Agreement on an accrual basis even if the Corporation shall have utilized different accounting principles for any prior period.

                  1.6. "Closing" means the Decedent Closing Date, the Transfer Closing Date, the Involuntary Transfer Closing Date, the Disability Closing Date, or the Termination Closing Date, where there is no distinction among them in the context.

                  1.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of any succeeding law).

                  1.8. "Common Stock" means the Corporation's ten million, (10,000,000) authorized shares of common stock, with par value of $.01 per share.

                  1.9. "Corporation" means Avatech Solutions, Inc., a Delaware corporation.

                  1.10. "Days" means all calendar days, inclusive of Saturdays, Sundays and days which are legal holidays under the laws of the United States or the State.

                  1.11. "Disability" means, with respect to a Stockholder who is an employee of the Corporation or its subsidiaries at the time the Disability occurs, the first to occur of:

                           1.11.1. A Stockholder being declared legally incompetent under the laws of the State, in which event the date of the Disability shall be deemed to be the date of such declaration.

                           1.11.2. The Corporation receiving a written opinion from a physician designated by the Corporation to the effect that a Stockholder has incurred a mental or physical condition that can reasonably be expected to prevent such Stockholder from carrying out the Stockholder's material duties for the Corporation for a period of six months or longer from the date of such opinion, in which event the date of the Disability shall be deemed to be the date of the physician's written opinion; each Stockholder hereby covenants and agrees to cooperate with any physician so designated by the Corporation to determine whether such Stockholder has suffered a Disability, provided that any physician so designated shall consult with any physician designated by, or on behalf of, such Stockholder.

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                           1.11.3. The Corporation being entitled to receive a
         payment under any Disability Policy with respect to a Stockholder, in which event the date of the Disability shall be deemed to be the date on which the Stockholder was first deemed disabled pursuant to the Disability Policy.

                           1.11.4. A Stockholder being deemed disabled under the provisions of the Social Security Act, 42 U.S.C. Section 416, in which event the date of the Disability shall be deemed to be the first date on which the Stockholder satisfied the requirements contained therein.

                  1.12 "Disability Policy" means any disability insurance policy insuring against the Disability of a Stockholder and set forth on the Disability Insurance Schedule attached hereto as Schedule 1.12.

                  1.13. "ESPP Value" means the actual amount paid by the employee per share for his or her shares which actual amount is 85% of the fair market value at the time of purchase.

                  1.14. "Event of Bankruptcy" means with respect to any Stockholder, any of the following:

                           1.14.1. Filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided.

                           1.14.2. Making a general assignment for the benefit of creditors.

                           1.14.3. Consenting to the appointment of a receiver for all or substantially all of a Stockholder's property.

                           1.14.4. In the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief.

                           1.14.5. The entry of a court order appointing a receiver or trustee for all or a substantial part of a Stockholder's property, without the Stockholder's consent.

                           1.14.6. The assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of a Stockholder's property.

                  1.15. "Involuntary Transfer" means any nonvolitional Transfer of Common Stock whatsoever and shall be deemed to occur if:

                           1.15.1. A Stockholder is subject to an Event of Bankruptcy.

                           1.15.2. A Stockholder's shares of Common Stock are to be Transferred pursuant to: (i) a divorce or separation decree, property settlement or any other form of

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         judicially approved marital arrangement; (ii) the foreclosure of any lien or other security interest; (iii) a judicial sale; or (iv) otherwise by operation of law.

                  1.16. "Life Policy" means any life insurance policy insuring the life of a Stockholder and set forth on the Life Insurance Schedule attached hereto as Schedule 1.16.

                  1.17. "Termination" means the termination of a Stockholder's employment with the Corporation for any reason whatsoever other than death or Disability, the Stockholder with respect to whom a Termination occurs is referred to as the "Terminated Stockholder." It is understood that the Termination provisions hereof shall not be applicable to non-employee stockholders.

                  1.18. "Note" means the Corporation's unsecured non-negotiable promissory note in the form attached hereto as Exhibit 1.18.

                  1.19. "Person" means any individual, partnership, corporation, trust or other entity.

                  1.20. "Security" has the meaning set forth in the Act.

                  1.21. "Seller" means the personal representatives of the Decedent, the Disabled Stockholder, the Transferor, the Involuntary Transferor, the Terminated Stockholder or the Terminated Stockholder, where there is no distinction among them in the context.

                  1.22. "Shares" means the Decedent Shares, the Transferor Shares, the Involuntary Transferor Shares, the Disability Shares, the Termination Shares or the Termination Shares, where there is no distinction among them in the context.

                  1.23. "State" means the State of Delaware.

                  1.24. "State Acts" means the securities laws of any state or the District of Columbia, as amended from time to time.

                  1.25. "Stockholder" means a Person owning of record any shares of Common Stock and executing this Agreement or a counterpart thereof.

                  1.26. "Transfer" means any sale, hypothecation, pledge, assignment or other transfer, be it voluntary or involuntary to a Stockholder or third person, inter vivos, testamentary, by operation of the laws of devise and descent or any other laws, and, when used as a verb, to voluntarily or involuntarily, to a Stockholder or third person, inter vivos, testamentary, by operation of the laws of devise and descent or any other laws, sell, hypothecate, pledge, assign or otherwise transfer.

                  1.27. "Voluntary Transfer" means any Transfer of Common Stock other than an Involuntary Transfer.

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         2. EXPLANATORY STATEMENT: RESTRICTIONS ON TRANSFER.

                  2.1. The matters set forth in the Explanatory Statement are incorporated by reference in, and made a substantive part of, this Agreement.

                  2.2. Each Stockholder covenants, promises and agrees that he shall not Transfer all, any portion of, or any interest or rights in, the shares of Common Stock owned of record or beneficially by such Stockholder except pursuant to the terms and provisions of this Agreement. Each Stockholder hereby acknowledges the reasonableness of the restrictions on Transfers imposed by this Agreement in view of the purposes of the Corporation and the relationships of the Stockholders.

                  2.3. Strict compliance shall be required with each and every provision of this Agreement and particularly with the procedures set forth herein with respect to any Transfer of any shares of Common Stock. It is understood and agreed by the parties hereto that no Stockholder shall have the right or power to Transfer any shares of Common Stock except in strict compliance with the procedures set forth in this Agreement. The attempted Transfer of any shares of Common Stock by any Stockholder shall be deemed invalid, null and void, and of no force or effect, and the transferee of any such shares shall not be entitled to vote such shares, receive dividends on such shares or have any other rights in and with respect to such shares unless such Transfer is made in conformance with and pursuant to the terms of this Agreement.

         3. ESTATE AND GIFT TAX PLANNING EXCEPTION. Notwithstanding anything in this Agreement to the contrary, any Stockholder may Transfer any or all of his Common Stock to a family member (or a trust for the benefit of such persons) pursuant to this Section. (For the purposes of this exception, a "family member" is defined as any husband, wife, son, daughter, grandson, or granddaughter of the Stockholder). Upon such Transfer, the family member shall hold the shares of Common Stock received in such Transfer subject to the terms of this Agreement, and shall execute, seal and deliver a document substantially in the form of ATTACHMENT B attached hereto, binding him to the terms and conditions of this Agreement as an additional Stockholder party.

         4. DEATH OF A STOCKHOLDER.

                  4.1. Upon the death of a Stockholder (the "Decedent"), the Decedent's personal representatives (the "Representatives") shall have the option to retain ownership of the shares or sell all of the shares of Common Stock owned of record and beneficially by the Decedent at the time of the Decedent's death (the "Decedent Shares") to the Corporation or other Stockholders in accordance with this Agreement. In the event that the Representatives desire to sell the shares, Representatives shall first provide written notice to the Corporation and the Corporation shall have the option, but not the obligation, to purchase the shares. In the event that the Corporation elects to purchase the shares, the Corporation shall, by written notice addressed to the Representatives, fix a closing date (the "Decedent Closing Date") for such purchase. The Decedent Closing Date shall be neither earlier than ninety (90) Days after the Representatives' written notice is received by the Corporation. If the Corporation elects to purchase the Decedent

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Shares, the Corporation shall purchase the Decedent Shares on the Decedent
Closing Date at a price per share (the "Decedent Purchase Price") which shall be equal to Agreed Value.

                  4.2. In the event that a Life Policy exists on the life of the Decedent Stockholder, the dollar amount of the Decedent Purchase Price multiplied by the number of Decedent Shares (the "Aggregate Decedent Purchase Price") shall be paid in cash on the Decedent Closing Date to the extent of the dollar amount of the net (i.e., after tax, including by way of example, any alternative minimum tax liability imposed on the Corporation by virtue of its receipt of such proceeds) cash proceeds received by the Corporation under the Life Policy insuring the life of the Decedent (the "Net Life Insurance Proceeds"). To the extent that the Net Life Insurance proceeds exceed the Aggregate Decedent Purchase Price (the "Excess Insurance Proceeds"), the Excess Insurance Proceeds shall belong to the Corporation and neither the Decedent nor the Decedent's personal representatives shall have any right, title or interest in or to the Excess Insurance Proceeds. In the event that the Aggregate Decedent Purchase Price shall exceed the Net Life Insurance Proceeds (the "Decedent Purchase Price Cash Shortfall"), the Corporation shall have the right to either:

                           4.2.1. Pay the Decedent Purchase Price Cash Shortfall in cash on the Decedent Closing Date; or

                           4.2.2. Elect prior to or on the Decedent Closing Date to pay the Decedent Purchase Price Cash Shortfall in installments as provided in Section 9 of this Agreement.

                  4.3 If the Corporation fails to exercise its option to purchase the Decedent Shares, the Representatives shall continue to hold the Decedent Shares subject to all of the terms and conditions of this Agreement.

         5. VOLUNTARY TRANSFER OF STOCK.

                  5.1. Subject to the restrictions on transferability imposed by the Act and State Acts, Stockholder (individually, a "Transferor") shall be permitted to Voluntarily Transfer all of the shares of Common Stock owned of record and beneficially by the Transferor (the "Transferor Shares") to any other Person (a "Transferee"), pursuant to a bona fide written offer (the "Transferee Offer") by such Transferee to purchase all, but not less than all, of the Transferor Shares for a purchase price denominated and payable in United States dollars, in accordance with the provisions of this Section 5 of this Agreement.

                  5.2. Prior to any Voluntary Transfer of the Transferor Shares, the Transferor shall first give the Corporation written notice (the "Transfer Notice"). The Transfer Notice shall contain each of the following:

                           5.2.1. The identity of the Transferee.

                           5.2.2. A true, correct and complete copy of the Transferee Offer.

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                           5.2.3. An offer (the "Offer") by the Transferor to
         sell the Transferor Shares to the Corporation for a price per share (the "Transfer Purchase Price") equal to the lesser of Agreed Value or the per share price contained in the Transferee Offer.

                  5.3. The Offer shall be and remain irrevocable for a period (the "Offer Period") ending at 11:59 P.M., local time at the Corporation's principal office, on the ninetieth (90th) Day following the date the Transfer Notice was received by the Corporation. At any time during the Offer Period, the Corporation may accept the Offer by giving written notice to the Transferor of such acceptance (the "Offeree Notice"). The Transferor shall not cast a vote as a stockholder or as a director on the question of whether the Corporation shall accept the Offer. In the event that the Offer is accepted by the Corporation, the Offeree Notice shall fix a closing date (the "Transfer Closing Date") for such purchase which shall be neither earlier than ten (10) nor later than ninety
(90) Days after the expiration of the Offer Period.

                  5.4. In the event that the Offer is accepted by the Corporation, the dollar amount of the Transfer Purchase Price multiplied by the number of Transferor Shares (the "Aggregate Transfer Purchase Price") shall be paid in cash on the Transfer Closing Date unless the Corporation shall elect prior to or on the Transfer Closing Date to pay the Aggregate Transfer Purchase Price in installments pursuant to the provisions of Section 9 of this Agreement.

                  5.5. If the Corporation shall reject the Offer or fail to accept the Offer (within the time and in the manner specified in this Section 5 of this Agreement), then the Transferor shall be free for a period (the "Free Transfer Period") of thirty (30) Days from the expiration of the Offer Period to Transfer the Transferor Shares to the Transferee, for the same or greater price and on the same terms and conditions as set forth in the Transfer Notice. Such Transfer shall be: (i) subject to any additional restrictions on Transfers that may be imposed by this Agreement, by any other agreement between all of the parties hereto, by statute, law, ordinance, rule or regulation or by the Charter or By-Laws of the Corporation; (ii) permitted, provided that the purchase of the Transferor Shares will not result in the imposition of a personal holding company tax or other similar Federal or state punitive tax on the Corporation; and (iii) permitted, provided that the Transferee and, if the Transferee is married the spouse of the Transferee, shall execute, seal and deliver a document substantially in the form of ATTACHMENT B attached hereto (the additional requirements set forth in clauses (i)--(iii) of this sentence are referred to collectively as the "Additional Restrictions"). If the Transferor does not Transfer the Transferor Shares within the Free Transfer Period, the Transferor's right to Transfer the Transferor Shares pursuant to this Section 5 of this Agreement shall cease and terminate.

                  5.6. Any Transfer by a Transferor after the last day of the Free Transfer Period or made without strict compliance with the terms, provisions and conditions of this Section 5 of this Agreement and the other terms, provisions and conditions of this Agreement shall be absolutely null and void.

                  5.7. In the event that the Corporation elects to accept the Offer and the Transferor should die or become an Involuntary Transferor, a Disabled Stockholder, a Terminated Stockholder prior to the Transfer Closing Date, the provisions of this Section 5 shall be and remain operative, and the provisions of Sections 4, 6, 7, or 8, as the case may be, shall be inapplicable.

                  5.8. Notwithstanding the provisions of this Section 5 to the contrary, but provided that each of the Additional Restrictions is complied with, any Stockholder may at any time, and from time to time, Transfer all or any portion of the shares of Common Stock owned by such Stockholder to any other Stockholder.

                  5.9 If the Corporation or any Stockholder is purchasing any Common Stock of a Stockholder who has transferred a portion of his Stock to a family member or a trust pursuant to this exception, then the Corporation or such Stockholder shall purchase the Common Stock held by the family member in the same manner and upon the same terms as the Stock of the transferring Stockholder's Stock is being purchased.


         6. INVOLUNTARY TRANSFER OF STOCK.

                  6.1. In the event of an Involuntary Transfer of any shares of Common Stock owned of record or beneficially by any Stockholder (the "Involuntary Transferor Shares"), the Corporation shall have the option (the "Involuntary Transfer Purchase Option") to purchase all, but not less than all, of the Involuntary Transfer Shares for a price per share (the "Involuntary Transfer Purchase Price") equal to Agreed Value.

                  6.2. The Involuntary Transfer Purchase Option shall be and remain irrevocable for a period (the "Involuntary Transfer Period") ending at 11:59 P.M., local time at the Corporation's principal office on the thirtieth
(30th) Day following the date of the Corporation's receipt of notice (the "Involuntary Transfer Notice") from the Stockholder owning the Involuntary Transfer Shares (the "Involuntary Transferor") or any Person acquiring or to acquire any interest in the Involuntary Transfer Shares (the "Involuntary Transferee"). At the earliest practicable opportunity, the Involuntary Transferor covenants and agrees to furnish the Involuntary Transfer Notice to the Corporation or cause the Involuntary Transfer Notice to be furnished to the Corporation. The Involuntary Transfer Notice shall set forth the nature and terms of the Involuntary Transfer, the number of shares of Common Stock involved therein, and shall identify the Involuntary Transferee.

                  6.3. At any time during the Involuntary Transfer Period, the Corporation may elect to exercise the Involuntary Transfer Purchase Option by giving written notice of its election to the Involuntary Transferor and the Involuntary Transferee. The Involuntary Transferor shall not cast a vote as a stockholder or as a director on the question of whether the Corporation shall elect to exercise the Involuntary Transfer Purchase Option.

                  6.4. In the event that the Corporation elects to exercise the Involuntary Transfer Purchase Option, the Corporation's notice of such election shall fix a closing date (the "Involuntary Transfer Closing Date") for such purchase which shall be not earlier than five (5) Days after the date of such notice of election, nor later than thirty (30) Days after the expiration of the Involuntary Transfer Period.

                  6.5. In the event that the Corporation elects to exercise the Involuntary Transfer Purchase Option, the dollar amount of the Involuntary Transfer Purchase Price multiplied by the number of Involuntary Transferor Shares (the "Aggregate Involuntary Transfer Purchase Price") shall be paid in cash on the Involuntary Transfer Closing Date.

                  6.6. If the Corporation fails to exercise the Involuntary Transfer Purchase Option, the Involuntary Transfer Shares may be Involuntarily Transferred free and clear of this Agreement.

                  6.7. In the event that the Corporation elects to exercise the Involuntary Transfer Purchase Option and the Involuntary Transferor should die or become a Transferor, a Disabled Stockholder, or a Terminated Stockholder prior to the Involuntary Transfer Closing Date, the provisions of this Section 6 shall be and remain operate, and the provisions of Sections 4, 5, 7, or 8, as the case may be, shall be inapplicable.

         7. DISABILITY OF A STOCKHOLDER.

                  7.1 Provided that a Stockholder shall not have terminated full-time employment with the Corporation for any reason other than Disability, upon the Disability of a Stockholder employed by the Corporation at the time the Disability occurs (the "Disabled Stockholder"), the Corporation shall have the option to purchase (the "Disability Purchase Option"), and the Disabled Stockholder shall have the obligation to sell, all of the shares of Common Stock owned of record and beneficially by the Disabled Stockholder at the time of the Disability (the "Disability Shares") for a price per share equal to the Agreed Value (the "Disability Purchase Price").

                  7.2. The Disability Purchase Option shall be and remain irrevocable for a period (the "Disability Transfer Period") ending at 11:59 P.M., local time at the Corporation's principal office on the ninetieth (90) Day following the date of the Corporation's receipt of notice (the "Disability Transfer Notice") from the Disability Stockholder. At the earliest practicable opportunity, the Disability Stockholder covenants and agrees to furnish the Disability Transfer Notice to the Corporation. The Disability Transfer Notice shall set forth the nature of the disability and the number of shares of Common Stock involved therein.

                  7.3. At any time during the Disability Transfer Period, the Corporation may elect to exercise the Disability Purchase Option by giving written notice of its election to the Disability Stockholder. The Disability Stockholder shall not cast a vote as a stockholder or as a director on the question of whether the Corporation shall elect to exercise the Disability Purchase Option.

                  7.4. In the event that the Corporation elects to exercise the Disability Purchase Option, the Corporation's notice of such election shall fix a closing date (the "Disability Closing Date") for such purchase which shall be not earlier than five (5) Days after the date of such notice of election, nor later than thirty (30) Days after the expiration of the Disability Transfer Period.

                  7.5. If the Corporation fails to exercise the Disability Purchase Option, the Disabled Stockholder shall continue to hold Disability Shares subject to all the terms and conditions of this Agreement.

                  7.6. The dollar amount of the Disability Purchase Price multiplied by the number of Disability Shares (the "Aggregate Disability Purchase Price") shall be paid in installments as provided in Section 9 of this Agreement.

                  7.7. In the event that the Disabled Stockholder should die or become a Transferor, an Involuntary Transferor, or a Terminated Stockholder after the date the Disability occurred but prior to the Disability Closing Date, the provisions of Section 7 shall be and remain operative, and the provisions of Sections 4, 5, 6, or 8, as the case may be, shall be inapplicable.

         8. TERMINATION OF EMPLOYMENT.

                  8.1. Immediately upon a Termination, the Terminated Stockholder shall be deemed (without any further action required on the part of the Terminating Stockholder) to have offered for sale (the "Termination Offer") to the Corporation all of the shares of Common Stock owned of record and beneficially by the Terminated Stockholder on the date of the Termination (the "Termination Shares").

                  8.2. The Termination Offer shall be deemed made by the Terminated Stockholder on the date the Terminated Stockholder receives written notice from the Corporation of a Termination (the "Termination Notice"). The Termination Offer shall be and remain irrevocable for a period (the "Termination Offer Period") ending at 11:59 P.M., local time at the Corporation's principal office on the sixtieth (60th) Day following the date the Termination Notice was received. At any time during the Termination Offer Period, the Corporation may accept the Termination Offer by giving written notice to the Terminated Stockholder (the "Terminated Stockholder Notice") of such acceptance. The Terminated Stockholder shall not cast a vote as a stockholder or as a director on the question of whether the Corporation shall accept the Termination Offer.

                  8.3. In the event that the Termination Offer is accepted by the Corporation, the Terminated Stockholder Notice shall fix a closing date (the "Termination Closing Date") for such purchase which shall be not earlier than ten (10) nor later than ninety (90) Days after the expiration of the Termination Offer Period.

                  8.4. In the event that the Termination Offer is accepted by the Corporation, the Corporation shall purchase the Termination Shares at a price per share (the "Termination Purchase Price") equal to Agreed Value; provided, however that Termination Shares purchased pursuant to the ESPP in the six (6) months preceding Termination shall be purchased at a price per share equal to the ESPP Value, and any Termination Shares purchased pursuant to the ESPP more than six (6) months prior to the Termination shall be purchased at a price per share equal to 85% of the Agreed Value. The dollar amount of the Termination Purchase Price multiplied by the number of Termination Shares (the "Aggregate Termination Purchase Price") shall be paid in cash on the Termination Closing Date unless the Corporation shall elect prior to or on the Termination Closing Date to pay the Aggregate Termination Purchase Price in installments pursuant to the provisions of Section 9 of this Agreement.

                  8.5. In the event that the Termination Offer is accepted by the Corporation and the Terminated Stockholder should die or become a Transferor, an Involuntary Transferor, or a Disabled Stockholder prior to the Termination Closing Date, the provisions of this Section 8 shall be and remain operative, and the provisions of Sections 4, 5, 6 or 7, as the case may be, shall be inapplicable. In the event that the Termination Offer is rejected or not accepted by the Corporation, the Terminated Stockholder shall continue to hold the Termination Shares subject to all of the terms and conditions of this Agreement.

         9. INSTALLMENT PAYMENTS.

                  9.1. In the event that the Corporation is to pay the Decedent Purchase Price Cash Shortfall, the Aggregate Transfer Purchase Price, the Aggregate Disability Purchase Price, the Aggregate Termination Purchase Price or the Aggregate Termination Purchase Price (collectively, the "Aggregate Indebtedness"), the Aggregate Indebtedness shall be paid by the Corporation in twenty (20) equal quarterly installments by making, sealing and delivering the Note to the personal representatives of the Decedent, the Transferor, the Disabled Stockholder, the Terminating Stockholder or the Terminated Stockholder (collectively, the "Payee").

                  9.2. In the event that a Payee should die prior to the payment by the Corporation of the Aggregate Indebtedness, the terms of payment shall be and remain those elected by the Corporation, and the provisions of Section 4 shall be inapplicable.

         10. INSOLVENCY.

                  If the Corporation shall not be permitted to purchase lawfully all of the Shares or to pay, from time to time, any payment owed on the Aggregate Indebtedness: (i) the entire amount which may lawfully be paid shall be paid immediately on such account; and (ii) the surviving or remaining Stockholders shall promptly take such steps as may be appropriate or necessary to enable the Corporation to purchase and pay lawfully for all of the Shares purchased under the applicable provisions of this Agreement, or to pay, from time to time, any payment owing on the Aggregate Indebtedness including, by way of illustration and not by way of limitation, an up-to-date appraisal of the assets of the Corporation, or including in the Note such language as is required by law to allow the Corporation to issue the Note (and the Payee hereby consents to the inclusion of such language, if required, in the Note).

         11. DELIVERY OF CERTIFICATES.

                  11.1. The Closing shall take place at 10:00 A.M. at the offices of the Corporation. At the Closing, the stock certificate or certificates representing the Shares shall be delivered to the Corporation duly endorsed in blank, and the Corporation shall pay the purchase price therefor in cash, or in the case of an election by the Corporation pursuant to Section 9 of this Agreement, by making, sealing and delivering the Note.

                  11.2. If a tender of the purchase price in cash or by the Note shall be refused, or the stock certificate or certificates representing the Shares, duly executed, as aforesaid, shall not be so delivered, then the Corporation is hereby appointed the attorney-in-fact of the Seller, with full power and authority to execute, seal and deliver the stock certificate or certificates in the Seller's name and stead, and to perform any and all other and further acts desirable, necessary or proper in order to transfer such stock certificate or certificates to the Corporation in accordance with the terms, provisions and conditions of this Agreement.

                  11.3 The power of appointment granted pursuant to Section 11.2 hereof is a special power of appointment coupled with an interest and is irrevocable and shall survive the death, Disability, legal incapacity, Event of Bankruptcy or insolvency of a Stockholder.

         12. SECURITIES LAWS AND ENDORSEMENTS OF STOCK CERTIFICATES.

                  12.1. The Stockholders severally acknowledge that the Common Stock acquired by them has not been registered under the Act, or any State Acts. The Stockholders severally represent and warrant that they acquired their shares of the Common Stock without a view to the offer, offer for sale, or the sale in connection with the distribution of such shares of Common Stock and that they will hold such shares of Common Stock indefinitely unless subsequently registered under the Act and the State Acts or unless an exemption from such registration is available and an opinion of counsel for the Corporation, in form and substance satisfactory to the Corporation, is obtained to that effect. The provisions of Sections 4, 5, 6, 7, and 8 hereof are in all respects subject to the Act and the State Acts and all regulations promulgated thereunder. All certificates representing shares of Common Stock subject to this Agreement shall be legended conspicuously in substantially the following form:

          The securities represented by this stock certificate have been acquired pursuant to an investment representation on the part of the holder thereof and shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the holder except upon the issuance to the Corporation of a favorable opinion of its counsel and the submission to the Corporation of such other evidence as may be satisfactory to counsel for the Corporation in either case to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities law.

                  12.2. Each Stockholder realizes that the Corporation does not file, and does not in the foreseeable future contemplate filing, periodic reports in accordance with the provisions of

Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and also understands that the Corporation has not agreed to register any of its securities for distribution in accordance with the provisions of the Act or to take any actions respecting the obtaining of an exemption from registration for such securities or any transaction with respect thereto. Hence, by virtue of certain rules respecting "restricted securities" promulgated under the Act, the Common Stock acquired by the Stockholders must be held indefinitely unless and until subsequently registered under the Act and/or the State Acts or unless an exemption from such registration is available, in which case the amount of the Common Stock that may be sold may be limited.

                  12.3. Upon the execution of this Agreement, all certificates representing shares of Common Stock owned of record and beneficially by the Stockholders shall be conspicuously legended as follows:

          The shares of stock represented by this Certificate are restricted as to transfer by the terms, conditions and covenants of an Agreement with respect thereto dated as of the 1st day of April, 1998, a copy of which is on file with the Corporation. The Corporation will gratuitously furnish a copy of said Agreement to any party having a valid interest therein. Any transfer of stock other than in accordance with said Agreement shall be absolutely null and void.

         13. STOCK ISSUED IN THE FUTURE. Unless waived in writing by all of the parties hereto, before any additional shares of Common Stock are issued in the future to any person, other than a signatory to this Agreement, such person and such person's spouse shall be required to become a party to and to execute, acknowledge, seal and deliver a copy of this Agreement prior to the issuance of such shares of Common Stock, and the certificates therefor shall be legended as provided in Section 12 of this Agreement; thereafter, such person shall be deemed to be a "Stockholder" for all purposes of this Agreement.

         14. AFTER-ACQUIRED STOCK. Whenever any Stockholder acquires any additional shares of Common Stock other than the shares of Common Stock owned at the time of the execution of this Agreement, such shares of Common Stock so acquired shall be subject to the terms of this Agreement, and the certificates therefor shall be surrendered to the Corporation for legending in accordance with Section 12 of this Agreement, unless already so legended.

         15. TERMINATION. This Agreement shall be perpetual until the happening of any of the events listed below, upon the first to occur of which all rights, duties and obligations, other than the duties and obligations relating to registration under or exemption from the Act and the State Acts, as set forth in
Section 12 of this Agreement, and rights, duties and obligations respecting payment of the Aggregate Indebtedness to any one or more of the Stockholders, shall cease:

                           15.1. The agreement in writing of all holders of the outstanding shares of Common Stock who are parties to, or who are bound by, this Agreement to terminate this Agreement.

                           15.2. The dissolution of the Corporation.

                           15.3. The receipt by the Corporation from the Securities and Exchange Commission of an order of effectiveness as to any registration statement for the sale of any capital stock of the Corporation under the Act, whether or not such capital stock is owned by any of the Stockholders.

                           15.4. In the event that there shall be only one (1) owner of issued and outstanding shares of Common Stock of the Corporation.

                           15.5. In the event that there is a merger, consolidation or share exchange whereby the Corporation is not the surviving or successor corporation, as the case may be.

         16. AGREEMENT DRAFTED BY CORPORATION'S ATTORNEY. The Stockholders severally acknowledge and represent that the Corporation's counsel, Shapiro and Olander prepared this Agreement on behalf of and in the course of its representation of the Corporation, as directed by the Board of Directors of the Corporation. Further, each Stockholder severally acknowledges and represents that he or she has been advised that a conflict of interest may exist between his interests and those of the Corporation and the other Stockholders, has been advised by the Corporation's counsel to seek the advice of independent counsel, has had the opportunity to seek the advice of independent counsel, has been advised by the Corporation's counsel that this Agreement may have tax consequences, has received no representations from the Corporation's counsel concerning the tax consequences of this Agreement, has been advised by the Corporation's counsel to seek the advice of independent tax counsel, and has had the opportunity to seek the advice of independent tax counsel.

         17. NOTICES. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall either be: (a) delivered personally to the party or to an officer of the party to whom it is directed, in which case a signed receipt therefor shall be received; or (b) sent by certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Corporation or if to the Stockholders, at the addresses set forth below their several signatures, or to such other address or addresses as may be designated from time to time in accordance with this Section 17. Any such notice shall be deemed to be delivered, given and received for all purposes of this Agreement as of: (i) the date noted on the signed receipt if delivered personally; or (ii) the date deposited in a regularly maintained receptacle for the deposit of the United States mail, if sent by certified mail.

         18. ADDITIONAL ACTIONS AND DOCUMENTS.

                  18.1. Each of the parties hereto agrees to take or cause to be taken such further actions, to execute, acknowledge, seal and deliver or cause to be executed, acknowledged, sealed and delivered such further instruments and documents and to use his reasonable efforts to obtain such requisite consents as any other party may from time to time reasonably request in order to fully effectuate the purposes and fulfill the intent of this Agreement.

                  18.2. Any Stockholder who is an officer or director or both of the Corporation and whose stock ownership in the Corporation shall terminate for any reason whatsoever shall resign, effective upon such termination, as such an officer and director, and shall resign as a trustee of any pension or profit sharing plan of the Corporation or any other employee benefit plan of the Corporation of which such Stockholder is a trustee.

         19. CONSENT AND APPROVAL OF SPOUSE. Each married party to this Agreement agrees to obtain the consent and approval of his spouse, by the execution, sealing and delivery of this Agreement by such spouse, to all the terms, provisions and conditions of this Agreement. Should an unmarried party to this Agreement become married, or should a married party to this Agreement divorce and remarry after the date hereof, such party agrees to obtain the consent and approval of such spouse, by the execution, sealing and delivery of this Agreement by such spouse, to all of the terms, provisions and conditions of this Agreement.

         20. INSERTION IN WILL. Each Stockholder agrees to insert in his Will a provision, or to execute a Codicil thereto, directing and authorizing the Stockholder's personal representatives to fulfill and comply with the terms, provisions and conditions of this Agreement and to sell and transfer the Stockholder's shares of Common Stock in accordance herewith.

         21. INSURANCE.

                  21.1. The Corporation shall have the right to make application for, take out, and maintain in effect Life Policies whenever and in such amounts as, in the opinion of the Board of Directors of the Corporation, may be required for the benefit of the Corporation.

                  21.2. The Corporation shall have the right to make application for, take out, and maintain in effect Disability Policies whenever and in such amounts as, in the opinion of the Board of Directors of the Corporation, may be required for the benefit of the Corporation.

                  21.3. Each Stockholder hereby covenants and agrees to take such other and further actions and execute and deliver such other and further documents necessary to enable the Corporation to acquire the Life Policies and the Disability Policies.

         22. OPTION TO PURCHASE INSURANCE POLICIES. The Seller (or upon the termination of this Agreement in accordance with Section 15, all of the Stockholders) shall have the option to purchase any life insurance policies on his life (or their lives) owned by the Corporation within ninety (90) Days after the Closing (or date of the termination of this Agreement) by tendering to the Corporation in cash, or by certified check, that dollar amount which is equal to the sum of:

                  22.1. The interpolated terminal reserve of each such policy and any paid up additions; plus

                  22.2. Any dividends or dividend accumulations credited to such policy; plus

                  22.3. The unearned portion of any premium paid beyond the date the policy is to be transferred; less

                  22.4. Any indebtedness against such policy and any loan interest accrued thereon as of the date of transfer.

In the event that a Stockholder exercises this option to purchase the life insurance policies, the Corporation shall promptly deliver to such Stockholder the policy or policies together with such written documents as are necessary to convey full title in the policies to the Stockholder. If the Stockholder does not exercise this purchase option, the Corporation may dispose of or deal with the policy or policies in the manner it desires.

         23. INTEGRATION. This instrument contains the entire integrated agreement among the parties and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, and no modification shall be binding upon the party affected unless set forth in writing and duly executed by each party affected.

         24. OWNERSHIP OF STOCK. Each Stockholder severally represents and warrants that:

                  24.1. He or she is the sole owner of the number of shares of Common Stock set forth opposite his or her signature hereto, evidenced by the certificate number or numbers shown immediately after such number of shares.

                  24.2. All of such shares are free and clear of any and all liens, claims, charges, security interests, or encumbrances of any kind.

                  24.3. He or she has the full and entire right, power and authority to sell or otherwise transfer such shares in accordance with the terms, provisions and conditions of this Agreement.

         25. BINDING EFFECT. Each of the covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective heirs, guardians, personal and legal representatives, successors and permitted assigns.

         26. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, except in regard to its choice of law.

         27. SPECIFIC PERFORMANCE. In the event of a breach of this Agreement, any non-breaching party hereto may maintain an action for specific performance against the party or parties hereto who are alleged to have breached any of the terms, conditions, representations, warranties, provisions, covenants or agreements herein contained, and it is hereby further agreed that no objection to the form of action in any proceeding for specific performance of this Agreement shall be raised by any party hereto so that such specific performance of this Agreement may not be obtained by the aggrieved party. Anything contained herein to the contrary notwithstanding, this Section 27 shall not be construed to limit in any manner whatsoever any other rights and remedies that an aggrieved party may have by virtue of any breach of this Agreement.

         28. HEADINGS. The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only, do not constitute a substantive part of this Agreement, and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement as a whole, or any provision hereof. All schedules and exhibits referred to in this Agreement are hereby deemed a substantive part of this Agreement.

         29. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.

         30. CONSTRUCTION. Each and every term and provision of this Agreement has been mutually agreed to and negotiated by the parties hereto, and shall be construed simply according to its fair meaning and not strictly for or against any party.

         31. SEVERABILITY. Each and every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

         32. TIME. Time is of the essence with respect to all aspects of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement or caused this Agreement to be executed, sealed and delivered on the day and year first hereinabove set forth.


WITNESS/ATTEST:                             AVATECH SOLUTIONS, INC.


____________________________________        ____________________________________
V. Joel Nicholson, Secretary                Ronald Diegelman, President





____________________________________
Employee
